UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Holdings Corporation

NATIONAL HOLDINGS CORPORATION
200 Vesey Street
25th Floor
New York, NY 10281

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of National Holdings Corporation (“National” or the “Company”), to be held at 10:00 a.m. local time, on Thursday, February 8, 2018, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect two directors for a term of three years, (ii) ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2018 and (iii) approve an Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 2,500,000 shares, and extend the expiration of the Plan by three years until 2021. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are also furnishing our proxy statement and annual report to stockholders for the fiscal year ended September 30, 2017 on the Internet.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2017 Annual Report, please contact Glenn C. Worman, our Chief Financial Officer at (212) 417-8000.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Michael A. Mullen

Michael A. Mullen

President and Chief Executive Officer

January 17, 2018

New York, New York

Holdings Corporation

NATIONAL HOLDINGS CORPORATION
200 Vesey Street
25th Floor
New York, NY 10281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of National Holdings Corporation will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Thursday, February 8, 2018, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	Elect two directors for a term of three years;

2.	Ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2018;

3.

Approve an Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance under the 2013 Plan by 2,500,000, and extend the expiration of the Plan by three years until 2021; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on December 26, 2017, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning January 17, 2018, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

You may vote your shares by completing and returning the proxy card enclosed with this notice and proxy statement or by following the instructions for online voting.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, John C. DeSena, at our address above, (ii) submitting a later dated proxy card, or (iii) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Michael A. Mullen and Glenn C. Worman to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ John C. DeSena

John C. DeSena

Corporate Secretary

January 17, 2018

New York, New York

Holdings Corporation

NATIONAL HOLDINGS CORPORATION

200 Vesey Street, 25th Floor

New York, NY 10281

PROXY STATEMENT

This proxy statement is being made available to the owners of shares of common stock of National Holdings Corporation (the “Company,” “our,” “we,” or “National”) as of December 26, 2017 in connection with the solicitation of proxies by our Board of Directors for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Thursday, February 8, 2018, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

Table of Contents

QUESTIONS AND ANSWERS	1
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at our Annual Meeting?	1
How do I vote?	1
What is a proxy?	1
How will my shares be voted if I vote by proxy?	1
How do I revoke my proxy?	2
Is my vote confidential?	2
How are votes counted?	2
What constitutes a quorum at the Annual Meeting?	2
What vote is required to elect our directors for a three-year term?	2
What vote is required to ratify EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2018?	2
What vote is required to approve an Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 2,500,000 Shares, and extend the expiration of the Plan by three years until 2021?	3
What percentage of our outstanding common stock do our directors and executive officers own?	3
Who was our independent public accountant for the fiscal year ended September 30, 2017? Will they be represented at the Annual Meeting?	3
How can I obtain a copy of our annual report on Form 10-K?	3

CORPORATE GOVERNANCE	4
Our Board of Directors	4
Nominees for Director	4
Directors Continuing in Office	5
Communicating with the Board of Directors	6
Audit Committee	6
Compensation Committee	6
Legal Committee	7
Nominating Process	7
Code of Business Conduct and Ethics	8

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	8
Audit Fees	8
Audit-Related Fees	8
Tax Fees	8
All Other Fees	8
Pre-Approval of Services	9

REPORT OF THE AUDIT COMMITTEE	10

OUR EXECUTIVE OFFICERS	11
Executive Officers	11

COMPENSATION DISCUSSION AND ANALYSIS	11
Compensation Philosophy and Objectives	11
Determining Executive Compensation	11
Elements of Compensation	12
Consideration of Prior Advisory Stockholder Vote on Executive Compensation	12
2017 Executive Compensation	13
Perquisites and Other Executive Benefits	13
Severance Benefits	13

REPORT OF THE COMPENSATION COMMITTEE	14

EXECUTIVE COMPENSATION	15
Summary Compensation Table	15

DIRECTOR COMPENSATION	22
2017 Director Compensation	22
Director Compensation Table for 2017	22

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22

RELATED-PERSON TRANSACTIONS	23

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	24

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES	26

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE 2013 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE BY AN ADDITIONAL 2,500,000, and extend the expiration of the plan by three years until 2021	28

ADDITIONAL INFORMATION	36
Householding of Annual Meeting Materials	36
Stockholder Proposals for Our 2019 Annual Meeting	36
Other Matters	36
Solicitation of Proxies	36
Incorporation of Information by Reference	36

QUESTIONS AND ANSWERS

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. If you received this notice by mail, you should also have received by mail our proxy statement and annual report to stockholders for the fiscal year ended September 30, 2017. If you did not receive printed copies of our proxy statement, annual report and proxy card, or would like to receive additional copies, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge. In addition, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q.	What is the purpose of the Annual Meeting?

A.

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of two directors for a term of three years, (ii) ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2018, (iii) approving an Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 2,500,000 shares, and extend the expiration of the Plan by three years until 2021, and (iv) transacting any other business that may properly come before the 2018 Annual Meeting or any adjournment thereof.

Q.	Who is entitled to vote at our Annual Meeting?

A.

The record holders of our common stock at the close of business on the record date, December 26, 2017, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 12,437,916 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning January 17, 2018, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q.	How do I vote?

A.

You may vote in person at the Annual Meeting, by use of the proxy card you received as part of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q.	What is a proxy?

A.

A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Michael A. Mullen, our President and Chief Executive Officer, and Glenn C. Worman, our Executive Vice President, Chief Operating Officer and Chief Financial Officer, as your proxies. Mr. Mullen and/or Mr. Worman may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.	How will my shares be voted if I vote by proxy?

A.

Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2018, and (iii) “FOR” the approval of an Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 2,500,000 shares, and extend the expiration of the Plan by three years until 2021. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.	How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	delivering written notice to our Corporate Secretary, John C. DeSena, at our address above;

●	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

●	attending the Annual Meeting and voting in person.

Q.	Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.	How are votes counted?

A.

Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q.	What constitutes a quorum at the Annual Meeting?

A.

In accordance with Delaware law (the law under which we are incorporated) and our Amended and Restated Bylaws, as amended (the “Bylaws”), the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.	What vote is required to elect our directors for a three-year term?

A.

The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.	What vote is required to ratify EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2018?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2018. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be entitled to vote on this matter.

Q.

What vote is required to approve an Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 2,500,000 Shares, and extend the expiration of the Plan by three years until 2021?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve an Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 2,500,000 shares, and extend the expiration of the Plan by three years until 2021. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.	What percentage of our outstanding common stock do our directors and executive officers own?

A.

As of December 26, 2017, our directors and executive officers owned, or have the right to acquire, approximately 9.16% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 24 for more details.

Q.	Who was our independent public accountant for the fiscal year ended September 30, 2017? Will they be represented at the Annual Meeting?

A.

EisnerAmper LLP is the independent registered public accounting firm that audited our financial statements for the fiscal year ended September 30, 2017. We expect a representative of EisnerAmper LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.	How can I obtain a copy of our annual report on Form 10-K?

A.

We have filed our annual report on Form 10-K for the fiscal year ended September 30, 2017, with the Securities and Exchange Commission (the “SEC”). The annual report on Form 10-K is also included in the 2017 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, John C. DeSena, or by email at ir@nhldcorp.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of six members. The following individuals are being nominated to serve on our Board (See “Proposal 1 – Election of Directors; Nominees”):

Nominees for Director
Name	Age	Director Since	Class and Term End
Robert B. Fagenson	69	2012	Class I, 2017
Michael E. Singer (3)	51	2017	Class I, 2017

Directors Continuing in Office

Name	Age	Director Since	Class and Term End
Daniel Hume (1)(2)(3)	51	2016	Class II, 2018
Neil Herskowitz (1)(2)	60	2016	Class II, 2018
Michael S. Weiss	51	2016	Class II, 2018
Eli Salig (1)	68	2016	Class III, 2019

(1)     Member of Audit Committee

(2)     Member of Compensation Committee

(3)     Member of the Legal Committee

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. Mr. Mullen, our Chief Executive Officer, presently does not serve as a director on the Board.

National has a risk management program overseen by Mr. Mullen and the Board. Mr. Mullen and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Nominees for Director

Robert B. Fagenson, 69, has been a member of our Board since March 2012 and has served as Vice Chairman of the Board since September 2016. He served as Chief Executive Officer and Executive Chairman from December 2014 to September 2016 and as Executive Co-Chairman from July 2012 to December 2014. Mr. Fagenson spent the majority of his career at the New York Stock Exchange (NYSE), where he was Managing Partner of one of the exchange’s largest specialist firms. During his career as a member of the NYSE, Mr. Fagenson served as a Governor on the trading floor and was elected to the NYSE Board of Directors in 1993, where he served for six years, eventually becoming Vice Chairman of the Board in 1998 to 1999. Mr. Fagenson has served on the boards of a number of public companies and presently is the Non-Executive Chairman of Document Security Systems, Inc. (NYSEMKT: DSS) and a member of the Board of Cash Technologies Corp. He is also a Director of the National Organization of Investment Professionals (NOIP). In addition, Mr. Fagenson serves as Vice President and a Director of New York Services for the Handicapped, Treasurer and Director of the Centurion Foundation, Director of the Federal Law Enforcement Officers Association Foundation, Treasurer and Director of the New York City Police Museum and as a Member of the Board of the Sports and Arts in Schools Foundation. He is a Member of the alumni boards of both the Whitman School of Business and the Athletic Department at Syracuse University. Mr. Fagenson received his B.S. degree in Transportation Sciences & Finance from Syracuse University in 1970.

Michael E. Singer, 51, also serves on the Legal Committee of National Holdings’ Board. Mr. Singer most recently served as CEO and President of Ramius, at its peak, a $13 billion alternative investment advisory platform.  As CEO of Ramius, Mr. Singer directed strategy and execution of the firm's business plan. During his tenure, he created a salesforce which raised more than $5 billion for the firm's investment teams and closed deals to onboard to the platform five talented hedge fund teams including Margate Capital. Mr. Singer was Co-President of Ivy Asset Management, a Fund of Hedge Funds business with over $15 billion in assets. At Ivy, Mr. Singer established the firm’s strategic plan and ran the day-to-day activities. He began his career at Weiss, Peck & Greer, a $17 billion asset management firm, where he spent nine years and served as Senior Managing Director and Executive Committee Member. He oversaw day-to-day operations, new product development, client relationship management, hedge fund sales and risk functions. Mr. Singer received his J.D. from Emory University School of Law and his B.S. from Penn State University.

Directors Continuing in Office

Daniel Hume, 51, has been a member of our Board since September 2016. He also serves on both the Audit and Compensation Committees, and Chairs the Legal Committee of National Holdings’ Board. Mr. Hume is currently a partner in Kirby McInerney, LLP's New York office and is a member of the firm's management committee. Mr. Hume's law practice focuses on securities, structured finance, and antitrust litigation and regulation. He joined Kirby McInerney, LLP in 1995. Since then, Mr. Hume has advised corporate, public, and individual clients, including some of the largest institutional investors in the world, and helped them recover billions of dollars in losses throughout the course of his career. His work has earned him assorted honors and recognition. Mr. Hume also serves on the Board of Directors of TG Therapeutics Inc. (NASDAQ:TGTX), an affiliated company of Fortress Biotech, Inc. Mr. Hume received his J.D. from Columbia Law School and his B.A. from the State University of New York at Albany.

Neil Herskowitz, 60, has been a member of our Board since September 2016. Mr. Herskowitz also serves on the company’s Compensation Committee and Chairs the Audit Committee of National Holdings’ Board. Mr. Herskowitz’s financial experience is vast as he has been the President of Riverside Claims LLC, since June 2004. Mr. Herskowitz has been the President of Riverside Contracting LLC since June 1998. He has been a Managing Member of ReGen Partners LLC since 1998 which includes ReGen Capital Investments LLC and Riverside Claims Investments LLC. Mr. Herskowitz serves as a Managing Member of Riverside Contracting LLC. In addition, he serves as Chairman of the Board of Directors of Starting Point Services for Children. Mr. Herskowitz also serves on the Board of Directors of Checkpoint Therapeutics, Inc. (NASDAQ:CKPT) and Avenue Therapeutics, Inc. (NASDAQ:ATXI) which are both affiliated companies of Fortress Biotech Inc. (NASDAQ:FBIO) Mr. Herskowitz received his B.B.A. in Finance from Bernard M. Baruch College.

Eli Salig, 68, has been a member of our Board since September 2016. Mr. Salig also serves on the Audit Committee of National Holdings’ Board. Mr. Salig is currently an independent business consultant who provides mentoring and guidance to incubators and start-ups primarily on human resource issues including executive coaching and talent acquisition and management. Mr. Salig was President and Chief Operating Officer of ASI Solutions, Inc. (ASIS), a human resources consulting and outsourcing firm he co-founded in 1978. With prestigious clients such as Hewlett-Packard, Verizon and Morgan Stanley, and key acquisitions, ASIS grew to a major factor in the industry with over 1,600 employees world-wide and in excess of $100 million in annual revenue when it was acquired in 2001 by AON Consulting. Following the sale Mr. Salig was Executive Vice President of AON Consulting until 2004. Mr. Salig was Executive Vice President of Human Resources Outsourcing for AON Consulting from 2001 to 2007. Mr. Salig serves on the board of Robot Galaxy, a children's toy and experience company and is involved in local charitable activities. Mr. Salig began his professional career in the financial services industry serving in various Human Resources functions including recruitment & employment, compensation & benefits, and related regulatory & compliance areas. Mr. Salig is a graduate of Columbia College, and his Master's Degrees from Columbia University and New York University Graduate School of Business.

Michael S. Weiss, 51, has been a member of our Board since September 2016, and has served as Chairman of the Board since September 2016. Mr. Weiss has also served as a member of the Board of Directors of Fortress Biotech since December 2013 and as Executive Vice Chairman, Strategic Development of Fortress since February 2014. Mr. Weiss served as Co-Vice Chairman of the Board of Fortress from December 2013 until January 2014. Fortress Biotech is a majority shareholder of National Holdings Corp. (NASDAQ:NHLD) Mr. Weiss also serves as Executive Chairman of Mustang Bio (NASDAQ:MBIO) and Checkpoint Therapeutics (NASDAQ:CKPT). Since 2009, Mr. Weiss has served as Co-Portfolio Manager and Partner of Opus Point Partners. In 2011, Mr. Weiss co-founded TG Therapeutics, Inc. (NASDAQ: TGTX), a publicly-traded biotechnology company focused on acquiring, developing and commercializing drugs for the treatment of b-cell malignancies. Mr. Weiss currently serves as TG’s Chairman, President and Chief Executive Officer. Prior to 2009, Mr. Weiss was Chairman and CEO of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) where he helped the company acquire and develop its lead drug Zerenex. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP in NYC. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany.

During 2017, our Board held five meetings. During the fiscal year ended September 30, 2017, each incumbent director who served his full term and is standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Legal Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2017 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to John C. DeSena, our Corporate Secretary, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at ir@nhldcorp.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Neil Herskowitz (chairman), Daniel Hume and Eli Salig.

The Audit Committee held four meetings during the fiscal year ended September 30, 2017. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that minor revisions needed to be made to the charter and approved an Amended and Restated Charter of the Audit Committee. A copy of the Charter of the Audit Committee is available on our website, located at www.nhldcorp.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and the NASDAQ Stock Market (“Nasdaq”) have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Herskowitz is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see the biography or Mr. Herskowitz on page 5 for a description of his relevant experience.

The report of the Audit Committee can be found on page 10 of this proxy statement.

Compensation Committee

The Compensation Committee held one meeting during the fiscal year ended September 30, 2017. The Compensation Committee currently consists of Neil Herskowitz and Daniel Hume. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.nhldcorp.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of our Chief Executive Officer and other executive officers, determining the overall compensation of the Chief Executive Officer and other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the National Holdings Corporation 2013 Omnibus Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. During fiscal year 2018, however, the Compensation Committee did not delegate any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The report of the Compensation Committee can be found on page 14 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis beginning on page 11 of this proxy statement.

Legal Committee

The Legal Committee, established in August 2017, held two meetings during the fiscal year ended September 30, 2017. The Legal Committee currently consists of Daniel Hume and Michael Singer. The duties and responsibilities of the Legal Committee are to review and assess any pending legal proceedings with a potential risk exposure in excess of $750,000.

Nominating Process

In connection with the execution and delivery of the Agreement and Plan of Merger dated as of April 27, 2016 (as amended, the “Merger Agreement”) among our company, Fortress and FBIO Acquisition, Inc. (“FBIO”), we entered into a Stockholder Rights Agreement with FBIO, which became effective September 12, 2016, and which provides FBIO with certain director nomination rights with respect to our Board (“The Stockholder Rights Agreement”). Specifically, commencing with our 2017 annual meeting of our stockholders and continuing through September 12, 2019, for so long as FBIO holds any shares of our common stock, FBIO will have the right to designate for nomination by our Board (or the relevant committee thereof, if applicable) all directors to be elected at any annual or special meeting of our stockholders. As a result of the rights granted to FBIO under the Stockholder Rights Agreement, FBIO will be able to control the composition of our Board, and thereby will be able to significantly influence our corporate actions.

We do not currently have a nominating committee or any other committee serving a similar function. Subject to the Stockholder Rights Agreement, director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, John C. DeSena, at our offices located at 200 Vesey Street, 25th Floor, New York, NY 10281. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer, controller and any person performing similar functions) and employees. The Code of Conduct is publicly available on our website at www.nhldcorp.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

EisnerAmper LLP, the independent registered public accounting firm that audited our financial statements for the fiscal years ended September 30, 2017 and 2016, has served as our independent registered public accounting firm since 2014. We expect a representative of EisnerAmper LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of EisnerAmper LLP as Our Independent Registered Public Accounting Firm” on page 27 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining EisnerAmper LLP’s independence. All proposed engagements of EisnerAmper LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended September 30, 2017 and 2016, EisnerAmper LLP billed us an aggregate of $528,000 and $490,000, respectively, for professional services in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and other services provided in connection with registration statements.

Audit-Related Fees

For the fiscal years ended September 30, 2017 and 2016, EisnerAmper LLP billed us an aggregate of $8,000 and $0, respectively, for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

Aggregate fees in fiscal years 2017 and 2016 for tax compliance, tax advice or tax planning amounted to $132,000 and $108,000, respectively.

All Other Fees

Fees paid to EisnerAmper LLP in 2017 and 2016 for acquisition-related matters amounted to $6,000 and $23,000, respectively.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. Pursuant to the rules and regulations of the SEC, before our independent public accountant is engaged to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The Audit Committee shall establish pre-approval policies and procedures regarding the Company’s engagement of the independent auditor for audit or permitted non-audit services. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. Audit Committee pre-approval of permitted non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and EisnerAmper LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2017, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) (the “PCAOB”) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;

●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

●

The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of EisnerAmper LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2017, including the written disclosures made by EisnerAmper LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the SEC.

By the Audit Committee of the Board of Directors

Neil Herskowitz
Daniel Hume

Eli Salig

Dated January 17, 2018

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Michael A. Mullen	50	President and Chief Executive Officer
Glenn C. Worman	59	Executive Vice President, Chief Operating Officer and Chief Financial Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer.

Michael A. Mullen, 50,  has been our President and Chief Executive Officer since January 3, 2017. He also serves as the Chairman of the Board of all National Holdings Corporation’s operating companies; National Securities Corporation, National Asset Management Inc., National Insurance Corporation and Gilman Ciocia Tax & Financial Planning. Mr. Mullen began his career in 1986 and has since developed a broad and deep understanding of the financial services industry, with a focus on investing in biotechnology companies. He brings this expertise to his leadership of the National Family of Companies. Mr. Mullen holds his Series 4, 7, 24, 63, 65, 99 and Life and Health Insurance and Variable Annuity Licenses.

Glenn C. Worman, 59, has been our Chief Financial Officer since October 10, 2016 and our Chief Operating Officer since November 2015, and he previously served as our Executive Vice President-Finance from May 2015 until October 10, 2016. Mr. Worman also serves as a Director on the Board of National Asset Management Inc., National Insurance Corporation and Gilman Ciocia Tax & Financial Planning. Previous to National, served as Chief Financial Officer for the Americas to ICAP plc, an inter-dealer broker and provider of post trade risk mitigation and information services, from July 2011 through March 2015 and held various senior financial positions at Deutsche Bank, Morgan Stanley and Merrill Lynch. He has a background in corporate finance, global fixed income, equity trading finance, wealth management, investment management and inter-dealer broker finance. Mr. Worman received his MBA from Fairleigh Dickinson University and his B.B.A from Ramapo College. Mr. Worman holds his Series 99 License.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our executive compensation program and philosophy for fiscal year 2017, the material compensation decisions we made under those programs with respect to our named executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned by or paid to the following individuals, whom we refer to as our named executive officers, or NEOs:

●	Michael A. Mullen, our President and Chief Executive Officer;

●	Glenn C. Worman, our Executive Vice President, Chief Operating Officer and Chief Financial Officer;

●

Robert Fagenson, who resigned from his position as Co-Chief Executive Officer of the Company as of January 31, 2017 and continues to serve as a member of the Board of Directors of the Company and as the Vice Chairman of the Board; and

●	Alan B. Levin, who resigned as Chief Financial Officer of the Company effective October 10, 2016.

Compensation Philosophy and Objectives

The primary goals of our compensation program and policies are to attract, retain and reward talented executives, ensure compensation is closely aligned with our corporate strategies and objectives and the long-term interests of our stockholders and ensure that total compensation is fair, reasonable and competitive within our industry.

Determining Executive Compensation

Role of the Compensation Committee and the Company’s Named Executive Officers

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our named executive officers. Information about the Compensation Committee and its composition and responsibilities can be found on page 6 under the caption “Compensation Committee.”

The Compensation Committee meets with our Chief Executive Officer to discuss his own compensation and that of our Chief Financial Officer based upon a subjective assessment of individual and Company performance during the prior year, achievement of any pre-set goals and objectives, and overall trends in the marketplace. Our Chief Executive Officer makes recommendations regarding salary adjustments, bonus payouts and equity awards, and the Compensation Committee evaluates and modifies these recommendations, if it deems appropriate. Ultimately, decisions regarding the compensation of named executive officers are made by the Compensation Committee, meeting in executive session, based upon the Compensation Committee’s deliberations. Decisions regarding other executive officers are made by the Compensation Committee after considering recommendations from the Chief Executive Officer.

Elements of Compensation

Our executive compensation program for fiscal year 2017 consisted of the following components:

Compensation Element	Purpose

Base Salary

Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his or her position.

Annual cash bonus	Annual cash bonus represents the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year.
Long-term equity awards	Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention.
Health and welfare plans and retirement plan

We provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits	Our named executive officers have employment agreements that provide for severance benefits in certain circumstances.

No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

Our compensation program includes a mix of value opportunities and performance considerations.

●

Our annual cash bonus awards and our annual equity awards are based partially upon the Compensation Committee’s subjective assessment of both the Company’s performance and each individual executive’s contribution to the Company’s performance.

●	The ultimate realized value of our equity awards (stock options and restricted stock unit awards) is tied to our profitability and market cap, in alignment with the interests of our stockholders.

Consideration of Prior Advisory Stockholder Vote on Executive Compensation

At the 2016 Annual Meeting of Stockholders, our stockholders voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2016 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s executive pay practices enjoyed stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our executives when they and the Company perform well and, in turn, deliver value for our stockholders.

At the 2013 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held every three years. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2019 annual meeting.

2017 Executive Compensation

Base Salary

Mr. Mullen’s base salary for fiscal year 2017 was $360,000, pursuant to the terms of his employment agreement. Mr. Worman’s base salary increased by $10,000 to $290,000, as required by his employment agreement, and salaries for Messrs. Fagenson and Levin, who both resigned during fiscal year 2017, remained unchanged during this period.

Cash Bonus

Mr. Mullen is eligible to earn an annual cash bonus, which may be conditioned upon the achievement of annual performance goals and objectives established by agreement between Mr. Mullen and the Board. Mr. Mullen’s target annual bonus opportunity is equal to 100% of his base salary. Mr. Worman participates in a bonus pool for our senior executive officers. After consideration of the Company’s performance and individual performance for Mr. Mullen and Mr. Worman during fiscal year 2017, the Compensation Committee authorized bonuses for Mr. Mullen and Mr. Worman in the amount of $360,000 and $200,000, respectively. These bonuses are expected to be paid in February 2018. Mr. Fagenson and Mr. Levin did not receive bonuses for fiscal year 2017.

Long-Term Equity Incentive Awards

The Compensation Committee granted Mr. Mullen an award of 625,000 restricted stock units, or RSUs, on January 3, 2017, as required is his employment agreement. This award vests as follows: (1) 312,500 shares vest in equal 25% increments over four years; (2) 52,083 shares vest based upon the Company first achieving each of the following market capitalization milestones for 30 consecutive trading days: $75 million, $100 million, and $150 million; and (3) 52,083 shares vest based upon the Company first achieving each of the following AEBITDA milestones at the end of a fiscal year: $10 million, $15 million, and $25 million. Vesting of the performance-based portions of the RSUs require certification by the Compensation Committee that such performance goals have been met and shall occur on the date of such certification.

After consideration of the Company’s performance and Mr. Worman’s individual performance, on July 19, 2017 the Compensation Committee granted Mr. Worman an award of 125,000 RSUs, which vest under the same conditions as Mr. Mullen’s award. Mr. Fagenson and Mr. Levin did not receive equity awards in fiscal year 2017.

For additional information regarding our named executive officers’ equity awards, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2017 Fiscal Year End” table.

Perquisites and Other Executive Benefits

We offer Mr. Mullen and Mr. Worman an annual benefits allowance. We reimburse Mr. Mullen $1,260 for an annual gym membership, and we offer Mr. Worman an annual car allowance of $12,000.

Severance Benefits

We have employment agreements with our named executive officers that provide, among other things, payment and benefits upon certain terminations of employment. We believe the severance benefits components of these agreements are an important component to recruiting and retaining high quality executive officers.

For more information on Mr. Mullen and Mr. Worman’s employment agreements see the “Potential Payments upon Termination or Change-in-Control” section under “Executive Compensation” beginning on page 15 of this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the SEC.

By the Compensation Committee of the Board of Directors Neil Herskowitz, Chairperson Daniel Hume Dated January 17, 2018

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2015, 2016, and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Michael Mullen (4)	2017	$270,000	$360,000	$1,462,000	$-	$14,872	$2,106,872
President & Chief Executive Officer

Robert Fagenson (5)	2017	$60,000	$25,000	$-	$-	$58,840	$143,840
Former Chief Executive Officer	2016	$120,000	$-	$-	$-	$80,723	$200,723
	2015	$180,000	$50,000		$34,000	$21,000	$285,000

Glenn C. Worman (6)	2017	$290,000	$200,000	$319,000	$-	$23,568	$832,568
Chief Operating Officer, Chief	2016	$283,958	$135,000	$-	$-	$32,204	$451,162
Financial Officer & Executive Vice President	2015	$112,000	$40,000	$-	$201,000	$-	$353,000

Alan B. Levin (7)	2017	$8,063	$-	$-	$-	$224,427	$232,490
Former Chief Financial Officer	2016	$193,500	$25,000	$-	$-	$29,947	$248,447
	2015	$193,500	$-	$-	$-	$22,808	$216,308

(1)

The amounts shown in this column represent the grant date fair value of RSUs, which was computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures related to service-based vesting conditions. Refer to Note 14 in the Notes to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2017 for information regarding the assumptions used to value these awards.

(2)

The amounts shown in this column represent the grant date fair value of stock options, which was computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures related to service-based vesting conditions. Refer to Note 13 in the “Notes to Our Consolidated Financial Statements” included in our annual report on Form 10-K for the fiscal year ended September 30, 2016 for information regarding the assumptions used to value these awards.

(3)	The amounts included in this column for fiscal year 2017 are as follows:

Michael Mullen
Benefits Allowance	$13,612
Gym Membership	$1,260
Total	$14,872

Robert B. Fagenson
Benefits Allowance	$6,806
Cash Retainer for Post-Employment Board Service	$40,000
Insurance Premiums	$11,628
COBRA Reimbursement	$406
Total	$58,840

Glenn C. Worman
Benefits Allowance	$11,568
Auto Allowance	$12,000
Total	$23,568

Alan B. Levin
Benefits Allowance	$991
Severance	$193,500
COBRA Reimbursement	$29,936
Total	$224,427

(4)	Mr. Mullen was appointed as Co-Chief Executive Officer of our Company on January 3, 2017 and assumed the title of Chief Executive Officer of the Company on January 31, 2017.

(5)

Mr. Fagenson became the Executive Chairman of our company on December 29, 2014 and assumed the position of Chief Executive Officer. Mr. Fagenson became Vice Chairman of the Board on September 21, 2016, at which time he relinquished the position of Executive Chairman. Mr. Fagenson resigned from his position as Co-Chief Executive Officer of the Company as of January 31, 2017. Mr. Fagenson continues to serve as a member of the Board of Directors of the Company and as the Vice Chairman of the Board.

(6)

Mr. Worman was appointed Executive Vice President-Finance of our company on May 7, 2015 and Chief Operating Officer in November 2015. On September 26, 2016, Mr. Worman was appointed to serve as our Chief Financial Officer, effective October 10, 2016.

(7)	Mr. Levin resigned as Chief Financial Officer of our company on September 21, 2016, effective October 10, 2016.

Grants of Plan-Based Awards in Fiscal 2017

The following table summarizes grants made to the named executive officers in fiscal year 2017. Messrs. Fagenson and Levin did not receive awards in fiscal year 2017.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1) Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($)
Michael Mullen	1/3/2017	312,500		$615,000
	1/3/2017		312,500	$847,000

Glenn C. Worman	7/19/2017	62,500		$141,000
	7/19/2017		62,500	$178,000

(1)

Represents the number of RSUs granted in fiscal year 2017 that could be earned under performance-based vesting. See pertinent details regarding the RSUs in the section entitled “Long-Term Equity Incentive Awards” on page 13 of this proxy statement.

(2)

Represents the number RSUs granted in fiscal year 2017 that could be earned under time-based vesting. See the description of the RSUs in the section entitled “Long-Term Equity Incentive Awards” on page 13 of this proxy statement.

Narrative to Summary Compensation Table

Employment Agreements

Michael Mullen. On January 3, 2017, we entered into an employment agreement with Michael Mullen as our Co-Chief Executive Officer (the “Mullen Agreement”) providing for the term of his employment for a period beginning on January 3, 2017, until such time as the other Co-Chief Executive Officer of the Company (Robert B. Fagenson) was removed or resigned, in which case Mr. Mullen would automatically assume the title and duties of Chief Executive Officer under the terms of his employment agreement. In addition, Mr. Mullen is the Chairman of the Board of each of Company’s operating subsidiaries including but not limited to: National Securities Corporation, National Asset Management Corporation, National Insurance Corporation, vFinance Corporation and Gilman Ciocia, Inc.

Under the terms of the Mullen Agreement, Mr. Mullen earns a base salary of $360,000 per year. In addition to his base salary, Mr. Mullen is eligible to earn an annual cash bonus, conditioned upon the achievement of annual performance goals and objectives established by agreement between Mr. Mullen and the Board. Mr. Mullen’s target annual bonus opportunity is equal to 100% of his base salary.

Robert B. Fagenson. On June 20, 2013, we entered into a Co-Executive Chairman Compensation Plan with Robert B. Fagenson, as amended from time to time, and most recently on September 21, 2016 (as amended, the “Fagenson Agreement”), providing for the term of his employment for a period beginning October 1, 2016 and ending December 31, 2016. The term of the Fagenson Agreement could be extended for successive 30 day periods on the terms set forth therein. During fiscal years 2016 and 2015, Mr. Fagenson’s base salary was set by the Compensation Committee at an annual rate of $120,000 and $180,000 per annum, respectively. On September 21, 2016, Mr. Fagenson received an additional payment of $60,000 as consideration for his agreement to take on increased duties to mentor potential new members of management. Mr. Fagenson was eligible for an annual bonus for each fiscal year of the term of the Fagenson Agreement. Mr. Fagenson resigned from his position as Co-Chief Executive Officer of the Company as of January 31, 2017, but continued to serve as a member of the Board of Directors of the Company and as the Vice Chairman of the Board, subject to his re-election at the Annual Meeting.

Glenn C. Worman. On May 7, 2015, we entered into an employment agreement with Glenn C. Worman (the “Worman Agreement”) providing for the term of his employment for a period beginning on May 7, 2015 (the “Effective Date”) and ending on May 5, 2017 (the “Worman Term”). The Worman Agreement provides a base salary at a rate of $280,000 per annum during the first 12 months of the Worman Term, and $290,000 during the second 12 months of the Worman Term. We paid Mr. Worman a signing bonus of $40,000 on August 9, 2015 and we also paid him a bonus of $35,000 on July 1, 2016. Mr. Worman was entitled to an initial guaranteed bonus of $100,000, which he received in January 2016. Under the Worman Agreement, Mr. Worman is also eligible for an annual bonus as determined by the Compensation Committee of the Board and was included in the bonus pool for our senior executive officers.

Alan B. Levin. On July 1, 2008, we entered into a one-year employment agreement with Alan B. Levin (the “Levin Agreement”), pursuant to which we employed Mr. Levin as our Chief Financial Officer. Under the terms of the Levin Agreement, Mr. Levin was entitled to receive an initial annual base salary of $180,000. In addition, he was entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the Board based upon its assessment of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth, new business development, investor relations, communications with the Board, communication and collaboration with the other members of the Executive Committee of the Board, and other factors including, without limitation, special projects as assigned by our President, the Executive Committee of the Board or the Board. Mr. Levin submitted his resignation on September 26, 2016, which resignation became effective on October 10, 2016.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by each of the named executive officers as of September 30, 2017:

		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/sh)(1)	Option Expiration Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)	Market Value of Shares or Units of Stock Granted That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not (2)Vested (3)
Michael Mullen	1/13/2017	-	-	-	-	312,500(3)	$809,375	312,500(3)	$809,375

Robert Fagenson	6/20/2013	50,000	-	5.00	9/30/2020	625	-	-	-
	6/20/2013	50,000	-	7.00	9/30/2020	-	-	-	-
	6/20/2013	50,000	-	9.00	9/30/2020

Glenn Worman	5/7/2015	60,000	-	4.50	6/20/2023	-	-	-	-
	5/7/2015	60,000	-	5.50	6/20/2023	-	-	-	-
	5/7/2015	60,000	-	6.00	6/20/2023	-	-	-	-
	7/19/2017	-	-	-	-	62,500(4)	$161,875	62,500(4)	$161,875

Alan B. Levin		-	-	-	-	-	-	-	-

(1)

All options have an exercise price equal to the fair market value (closing price) on the NASDAQ on the date of the grant. Mr. Worman’s options that were to have vested on the second anniversary of the Effective Date of his employment agreement vested and became exercisable upon the closing of the tender offer from FBIO.

(2)	Reflects the value calculated by multiplying the number of shares underlying the restricted stock units by $2.59 which was the closing price of our common stock on September 29, 2017.

(3)

Mr. Mullen’s restricted stock units vest as follows: (1) 312,500 shares vest in equal 25% increments over four years; (2) 52,083 shares vest based upon the Company first achieving each of the following market capitalization milestones for 30 consecutive trading days: $75 million, $100 million, and $150 million; and (3) 52,083 shares vest based upon the Compensation Committee’s certification that the Company first achieved each of the following AEBITDA at the end of a fiscal year: $10 million, $15 million, and $25 million.

(4)

Mr. Worman’s restricted stock units vest as follows: (1) 62,500 shares vest in equal 25% increments over four years; (2) 31,250 shares vest based upon the Company first achieving each of the following market capitalization milestones for 30 consecutive trading days: $75 million, $100 million, and $150 million; and (3) 31,250 shares vest based upon the Compensation Committee’s certification that the Company first achieved each of the following AEBITDA at the end of a fiscal year: $10 million, $15 million, and $25 million.

Potential Termination and Change in Control Payments

Michael Mullen. Under the Mullen Agreement, if Mr. Mullen’s employment is terminated as a result of his death or disability, the Company must pay to the him or his estate his base salary through the date of his termination, any benefits which he is entitled to receive under any Company plan, any expense reimbursement amounts owed to him, any accrued but unpaid annual bonuses earned by him prior to the date of his death or termination for disability, and a pro rata portion of his target bonus during the year of termination. In addition, any shares of restricted stock awards or RSUs outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination, and any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable by him for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Mullen’s employment is terminated by the Board for “cause” or by Mr. Mullen without “good reason”, then the Company must pay to him his base salary through the date of his termination, any expense reimbursement amounts owed to him, and any accrued but unpaid annual bonuses earned by him prior to the date of his termination. Any unvested options and shares of unvested annual restricted stock units or RSUs outstanding on the date of his termination will be forfeited without consideration as of such date.

If Mr. Mullen’s employment is terminated by the Company other than as stated above or by Mr. Mullen for good reason, the Company will pay to Mr. Mullen a lump sum severance payment equal to 1.5 times his base salary (2.0 times his base salary if the termination is upon or following a change in control of the Company), reimbursement for the additional premium cost for continuing health care benefits under COBRA for up to 18 months, additional severance equal to his prorated target bonus, and any expense reimbursement amounts owed to him. Any shares of restricted stock awards or RSUs outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination, and any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable by him for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options, provided that such stock options are not cancelled and cashed-out in connection with the change in control).

“Cause” under the Mullen Agreement means: (i) Mr. Mullen’s breach of restrictive covenants contained in the Mullen Agreement, or material breach of any other provision of the Mullen Agreement; (ii) Mr. Mullen’s willful and continual failure or refusal to perform his duties under the Mullen Agreement (other than by reason of death or disability), provided such failure or refusal continues for a period of thirty (30) days after receipt of written notice thereof from the Board in reasonable detail of such failure or refusal; (iii) any action by Mr. Mullen constituting willful misconduct or gross negligence in respect his obligation to the Company that results in material economic damage to the Company; and (iv) Mr. Mullen’s conviction of, or a plea of guilty or nolo contendere to, a felony. Notwithstanding the foregoing, cause does not include any action taken by Mr. Mullen in connection with his duties under the Mullen Agreement if he acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interest of the Company.

“Good Reason” under the Mullen Agreement means the occurrence of any of the following without Mr. Mullen’s express written consent: (i) any material breach of the Mullen Agreement by the Company; (ii) a material reduction by the Company of Mr. Mullen’s duties, responsibilities, or authority; a material reduction in Mr. Mullen’s base salary; or (iv) a material change in the geographic location at which Mr. Mullen must perform services (which, for purposes of the Mullen Agreement, means a relocation of the Company’s principal place of business of Mr. Mullen outside of the New York City metropolitan area). Under the Mullen Agreement, Mr. Mullen may terminate his employment for good reason only if (A) he has provided the Company with written notice of the asserted good reason condition within ninety (90) days after its initial existence; (B) the Company fails to cure the condition within thirty (30) days after receiving such written notice; and (C) Mr. Mullen terminates employment within ninety (90) days following his written notice to the Company of the existence of the good reason condition.

Under the Mullen Agreement, “Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering: (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities if such person or his or its affiliate(s) do not own in excess of fifty percent (50%) of such voting power on January 3, 2017, but excluding an acquisition where the stockholders holding fifty percent (50%) of the voting power of the Company’s then outstanding securities continue to hold fifty percent (50%) or more of the voting power of an entity that holds fifty percent (50%) or more of the voting power of the Company’s then outstanding voting securities, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company). For purposes of the Mullen Agreement, “Public Offering” means a public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 Act, as amended.

Robert B. Fagenson. Mr. Fagenson did not receive any severance in connection with his resignation. Under the Fagenson Agreement, in the event of any termination of the Fagenson Agreement, Mr. Fagenson would have been entitled to receive (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with our policy or the Fagenson Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under our benefit plans upon termination of Mr. Fagenson’s employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Fagenson’s position as an officer or director of our company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by us, in accordance with its terms thereof and the Fagenson Agreement. In the event of any termination without cause, by Mr. Fagenson for “good reason,” or by reason of his death or disability (each a “qualifying termination,” (as defined in the Fagenson Agreement), Mr. Fagenson also would have been entitled to receive (1) a lump-sum cash payment of $360,000 less what has been paid in salary; provided that such amount increases by 50% of what is paid pursuant to the foregoing calculation if a qualifying termination occurs in connection with, contingent on, or within 12 months following, a change in control; and (2) continuation of the health benefits for a period not to exceed 18 months.

Glenn C. Worman. In the event of any termination of employment, Mr. Worman will be entitled to receive (i) his then current base salary through the date of termination; (ii) reimbursement of all reasonable business expenses incurred prior to the date of termination; (iii) all accrued benefits that are payable to Mr. Worman pursuant to any employee benefit plan of our company at the time and in the manner provided under the applicable plan; and (iv) any bonus earned but not yet paid for a prior fiscal year (collectively, the “Accrued Obligations”). In the event Mr. Worman’s employment is terminated by us without Cause (as defined below) or by Mr. Worman for Good Reason (as defined below), Mr. Worman will be also entitled to receive an amount equal to one year of his then base salary, payable in installments over twelve months, conditioned upon his execution of a general release.

If not previously terminated for any reason prior to the expiration of the Worman Term and either we or Mr. Worman does not wish to continue the employment relationship, the Worman Agreement will terminate on such expiration date. If we give notice that we do not wish to extend the Worman Term, enter into a new agreement or renew the Worman Agreement (collectively, “Renewal”) at least 90 days prior to the end of the Worman Term, his employment will terminate at the end of the Worman Term and Mr. Worman will only be entitled to the Accrued Obligations. If we provide less than 90 days’ notice, then we shall pay Mr. Worman an amount equal to his then current base salary for the excess of 90 over the number of days’ notice of non-Renewal we gave Mr. Worman prior to expiration of the Worman Term. In addition, Mr. Worman will be entitled to receive at the end of the Worman Term, in the event the Worman Agreement terminates at the expiration of the Worman Term, a severance payment equal to 90 days of his then current base salary, payable in the same manner and same time as set forth in the immediately preceding sentence. Additionally, subject to certain exceptions, upon termination of employment due to expiration of the Worman Term, Mr. Worman will be eligible to receive a pro-rata bonus for such fiscal year in which his employment terminates.

“Cause” under the Worman Agreement means (i) the failure or refusal by Mr. Worman to substantially perform his obligations under the Worman Agreement or any directive of the Board which is not inconsistent with the terms of the Worman Agreement, or any material breach of the Worman Agreement by Mr. Worman (other than any such failure resulting from his disability) or of any of our policies or procedures; (ii) the indictment of Mr. Worman for a felony or other crime involving moral turpitude or dishonesty, or the conviction of Mr. Worman or the plea of nolo contendere by Mr. Worman to a misdemeanor (other than traffic infractions); (iii) a material breach of Section 7 or Section 8 of the Worman Agreement or a breach of any representation contained in the Worman Agreement by Mr. Worman; (iv) a breach of fiduciary duty to our company involving personal profit; (v) an act of dishonesty in connection with his employment with our company; (vi) Mr. Worman’s possession or use of illicit drugs or a prohibited substance, to the extent that in the reasonable determination of the Board it impairs his ability to perform his duties and responsibilities; (vii) Mr. Worman having committed acts or omissions constituting gross negligence or willful misconduct (including theft, fraud, embezzlement, and securities law violations) which is injurious to our company, monetarily; (viii) Mr. Worman having committed any material violation of, or material noncompliance with, any securities law, rule or regulation or stock exchange or Nasdaq Stock Market regulation rule relating to or affecting our company; or (ix) Mr. Worman’s material failure or refusal to honestly provide a certificate in support of the chief executive officer’s and/or principal executive officer’s certification required under the Sarbanes-Oxley Act of 2002, or any other filings under the federal securities laws including the rules and regulations promulgated thereunder.

“Good Reason” under the Worman Agreement means (i) there is any material reduction or diminution (except temporarily during any period of disability) in Mr. Worman’s authority, duties or responsibilities with our company; (ii) Mr. Worman is required to report to someone other than our Chief Executive Officer or the Board; or (iii) there is a material breach by us of any material provision of the Worman Agreement, including a material reduction in the base salary or the relocation of Mr. Worman’s principal place of employment from the New York Metropolitan area.

Alan B. Levin. On September 26, 2016, Mr. Levin submitted his resignation as an officer of our company, which resignation became effective on October 10, 2016. As a result of such resignation, which was without “Good Reason” (as defined in the Levin Agreement), Mr. Levin became entitled to all accrued obligations owed to him under the Levin Agreement. In addition, the Company agreed to pay Mr. Levin cash severance equal to $193,500 and reimbursement of COBRA costs equal to $27,991.

The following table sets forth the estimated amount of the payments and benefits each that Mr. Mullen and Mr. Worman would receive under the scenarios identified therein, in each case assuming a termination of employment and/or change in control on September 30, 2017. The payments and benefits described and quantified below are in addition to the compensation and benefits that would already be vested upon a termination of employment, including but not limited to accrued but unpaid salary, accrued but unpaid bonuses, and benefits accrued under the 401(k) plan.

Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control) ($)	Death or Disability ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination) (1) ($)

Michael Mullen
Cash Severance (2)	$900,000	--	$1,080,000	--
COBRA Reimbursement	$46,253	--	$46,253	--
Value of Acceleration of Equity (3)	$1,618,750	$1,618,750	$1,618,750	--
Total	$1,709,375		$1,889,375	--

Glenn C. Worman
Cash Severance	$290,000	--	$290,000	--
COBRA Reimbursement	--	--	--	--
Value of Acceleration of Equity(3)	--	--	--	--
Total	$290,000		$290,000	--

(1)	No amounts would be required to vest upon a change in control absent termination of employment, unless approved in the discretion of the Compensation Committee under the 2013 Plan.

(2)	Consists of target bonus plus a multiple of salary.

(3)	Reflects the value calculated by multiplying 625,000 shares underlying the restricted stock units by $2.59 which was the closing price of our common stock on September 29, 2017.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors are to receive the following cash compensation: (i) $50,000 annual retainer; and (ii) $10,000 additional retainer for service as Chairman of the Board, Vice-Chairman of the Board, and Chairman of the Audit Committee. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors are to receive the following equity compensation under the 2013 Omnibus Incentive Plan.

●

Initial Stock Grant. Non-employee directors receive 50,000 shares of restricted common stock upon initial election or appointment to the Board of Directors. The stock will vest in equal annual installments over three years, beginning on the third anniversary of the date of grant.

●

Annual Stock Grant. Non-employee directors receive a restricted stock award of $50,000 worth of restricted stock annually for service on our Board of Directors. Such restricted stock will vest on the third anniversary of the date of grant.

2017 Director Compensation

Our non-employee directors each received $50,000 in cash compensation for the fiscal year ended September 30, 2017. In addition, the Chairman of the Board and Chairman of the Audit Committee each received an additional $10,000 as compensation for their service during the same time period. Mr. Fagenson received $40,000 in cash compensation for his service on the Board of Directors after his resignation as CEO.  This compensation is reflected in the Summary Compensation Table. We did not provide any equity compensation to the non-employee directors for the fiscal year 2017. The Board of Directors intends to issue grants to the non-employee directors in fiscal year 2018.

Director Compensation Table for 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Neil Herskowitz	60,000	--	60,000
Daniel Hume	50,000	--	50,000
Eli Salig	50,000	--	50,000
Michael E. Singer	50,000	--	50,000
Michael S. Weiss	60,000	--	60,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Neil Herskowitz and Daniel Hume. No member of our Compensation Committee during fiscal year ended September 30, 2017 or as of the date of this proxy statement, is or has been an officer or employee of National or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with National requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended September 30, 2017, other than the Form 3 filed by Michael E. Singer as a result of his appointment to our Board effective May 16, 2017, and the Form 4 to be filed by Glenn C. Worman relating the grant of his RSUs on July 19, 2017, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

RELATED-PERSON TRANSACTIONS

Review, approval or notification of transactions with related persons

Our Board of Directors reviews and votes on transactions, arrangements and relationships between us and any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a fiscal year (such transaction, arrangement or relationship, the “Related Transaction”). The director who has a material interest in the related transaction must recuse himself from the vote of the Board of Directors vote on such matter. A majority vote of the remaining members of the Board of Directors is required for approval of the related transaction. Before such vote, the members of our Board of Directors who are independent of the related transaction review, among other things, the following factors:

●	the related person’s interest in the transaction;

●	the approximate dollar value of the amount involved;

●	the terms of the transaction;

●	the benefits to us;

●	the benefits to our stockholders;

●	the availability of other sources for comparable products, services, or financial benefits; and

●	whether the transaction is on terms that are no less favorable to us than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances.

Certain Relationships and Related Transactions

Arrangements Regarding Robert B. Fagenson

Mr. Fagenson is a party to an Independent Contractor Agreement, dated February 27, 2012, with National Securities Corporation (“NSC”), our wholly-owned subsidiary, whereby in exchange for establishing and maintaining a branch office of NSC in New York, New York, Mr. Fagenson receives 50% of any net income accrued at the branch, which amount to date has been immaterial. Additionally, Mr. Fagenson’s daughter, Stephanie Fagenson, received a base salary from NSC during the 2017 fiscal year in the amount of $86,250, as well as commissions in the amount of $15,076.40 and a discretionary bonus in the amount of $2,500 with respect to such fiscal year. Ms. Fagenson’s employment was terminated as of November 30, 2017. Further information regarding Mr. Fagenson's compensation by our company is set forth under “Executive Compensation” above.

Arrangements Regarding Michael A. Mullen

Similarly, Mr. Mullen is a party to an Independent Contractor Agreement, dated April 22, 2008, with NSC whereby in exchange for establishing and maintaining a branch. Mr. Mullen receives 100% of any net income accrued at the branch. During the fiscal year ended September 30, 2017, Mr. Mullen earned $2.4M in commissions, under this arrangement. Information regarding Mr. Mullen’s compensation by our company is set forth under “Executive Compensation” above.

Arrangements Regarding Fortress Biotech, Inc. and FBIO Acquisition, Inc.

On April 27, 2016, we entered into the Merger Agreement with Fortress and FBIO, pursuant to which, among other things, FBIO launched a tender offer for all of the issued and outstanding shares of our common stock at a purchase price of $3.25 per share in cash. FBIO completed its tender offer on September 12, 2016, at which time FBIO acquired 7,037,482 shares of our common stock, representing approximately 56.6% of our issued and outstanding shares of common stock and approximately 51.4% of our issued and outstanding shares of common stock on a fully-diluted basis immediately following the completion of the tender offer.

In connection with the execution and delivery of the Merger Agreement, we entered into the Stockholders Rights Agreement with FBIO, which became effective on September 12, 2016. Pursuant to the Stockholder Rights Agreement, if as of the closing of the tender offer, FBIO and its affiliates own at least 35% of all then outstanding shares of our common stock, FBIO and its affiliates will be prohibited for a certain period of time from initiating or proposing certain actions with respect to our company, including: (i) until the earlier of September 12, 2019 and the date that FBIO and its affiliates own less than 20% of all then outstanding shares of our common stock, certain going-private transactions; (ii) until the earlier of September 12, 2017 and the date that FBIO and its affiliates own less than 20% of all then outstanding shares of our common stock, certain business combinations; and (iii) the until the earlier of September 12, 2019 and the date that FBIO and its affiliates own less than 20% of all then outstanding shares of our common stock, reverse stock-splits with respect to our common stock of a ratio greater than or equal to 100 to one. The Stockholder Rights Agreement also provides FBIO certain director nomination rights with respect to our Board. Through September 12, 2019, so long as FBIO holds any shares of our common stock, FBIO will have the right to designate for nomination by our Board (or the applicable committee thereof) all directors to be elected at any annual or special meeting of the stockholders of our company.

During the 12-month period ended September 30, 2017, financings conducted by our company for Fortress and its affiliates generated revenues in the amount of approximately $14,414,000, which amount represented approximately 62% of our biotech and healthcare investment banking revenue for such period, and approximately 32% of our total investment banking revenue for such period. During such 12-month period, revenues from our biotech and healthcare investment banking business were approximately $23,291,000, which represented approximately 52% of all of our investment banking revenue for such period in the aggregate amount of approximately $44,595,000.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS

The following table shows information, as of December 26, 2017, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;

●	each of our current directors;

●	each of our NEOs shown in our Summary Compensation Table; and

●	all current directors and NEOs as a group.

As of December 26, 2017, there were 12,437,916 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of January 17, 2018. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Note	Percentage of Class
Officers and Directors
Michael A. Mullen	98,125	(1)	0.7%
Robert Fagenson	346,862	(2)	2.8%
Glenn C. Worman	180,000	(3)	1.4%
Alan B. Levin	0	(4)	*

Michael S. Weiss	522,292	(5)	4.2%
Michael E. Singer	0		*
Daniel Hume	0		*
Neil Herskowitz	0		*
Eli Salig	0		*

All executive officers and directors as a group (7 Persons)	1,139,279		9.16%

5% Holders
Fortress Biotech, Inc. / FBIO Acquisition, Inc.	7,037,482	(5)	56.59%
RMB Capital Management, LLC	2,320,845	(6)	17.2%

* Less than 1%

(1)

Consists of (i) 10,000 shares of our common stock, (ii) 10,000 shares of our common stock issuable upon exercise of publicly traded warrants of the company (NHLDW) received from the Offer and (iii) 78,125 Restricted Stock Units that will vest within sixty (60 days).

(2)

Consists of (i) 150,000 shares of our common stock issuable upon exercise of options, (ii) 5,000 shares of our common stock held in a Trust for the benefit of Toby Fagenson, of which Mr. Fagenson is the sole Trustee and has sole voting and investment power over such shares, (iii) 301,468 shares of our common stock held by Fagenson & Co., Inc., of which Mr. Fagenson is the Chairman and Chief Executive Officer and has sole voting and investment power over such shares, (iv) 7,000 shares of our common stock held directly by Mr. Fagenson and (v) 33,394 shares of our common stock held by National Securities Growth Partners LLC, of which Mr. Fagenson is the President and has sole voting and investment power.

(3)	Consists of 180,000 shares of our common stock issuable upon exercise of vested options.

(4)	On September 26, 2016, Mr. Levin submitted his resignation as an officer of our company, which resignation became effective on October 10, 2016.

(5)

Information is based on Amendment No. 2 to Schedule 13D filed with the SEC by Fortress Biotech, Inc., FBIO Acquisition, Inc., a wholly-owned subsidiary of Fortress (“FBIO”), Opus Point Partners, LLC (“OPP”), Opus Point Partners Management, LLC (“OPPM”), Michael S. Weiss and Lindsay A. Rosenwald on September 15, 2016. According to the Schedule 13D/A: (i) Fortress and FBIO may be deemed to beneficially own 7,822,444 shares of our common stock (including 784,962 shares of our common stock that were deemed to be beneficially owned by such persons pursuant to the Voting Agreement (as defined in footnote (6) below), at the time it was entered into); and (ii) OPP, OPPM, Mr. Weiss and Dr. Rosenwald may be deemed to beneficially own 522,292 shares of our common stock. FBIO is a wholly-owned subsidiary of Fortress, OPP is the parent company of OPPM, Mr. Weiss is the Chairman of our Board of Directors, a director and the Executive Vice Chairman of Fortress and a manager of OPP, and Dr. Rosenwald is a director and the Chairman, President and Chief Executive Officer of Fortress, the President and Chief Executive Officer of FBIO and a manager of OPP. The business address of each of Fortress, FBIO, OPP, OPPM, Mr. Weiss and Dr. Rosenwald is 2 Gansevoort Street, 9th Floor, New York, NY 10014.

(6)

Information is based on Amendment No. 3 to Schedule 13G filed by RMB Capital Holdings, LLC, RMB Capital Management, LLC, Iron Road Capital Partners, LLC and RMB Mendon Managers, LLC on April 17, 2017. According to the Schedule 13G/A, the Reporting Person owns 2,320,845 shares, which includes 1,065,808 warrants. The address of the principal business office of each of the foregoing is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws, as amended, provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of six members. The nominated directors are: Robert B. Fagenson and Michael E. Singer. For information about each of the nominees and our Board generally, please see “Corporate Governance -- Our Board of Directors” beginning on page 4. If elected, the nominees will hold office until the 2021 Annual Meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF EISNERAMPER LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of EisnerAmper LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws, as amended, or otherwise. The Board has not determined what action it would take if the stockholders do not approve the selection of EisnerAmper and may reconsider its selection if the stockholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2018. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO THE 2013 OMNIBUS
iNCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE BY AN ADDITIONAL 2,500,000, and extend the expiration of the plan by three years until 2021

Overview

The Board requests that stockholders approve the proposed Amendment which amends the existing National Holdings 2013 Omnibus Incentive Plan, as amended (the “2013 Plan”), to increase the number of shares of our common stock authorized for issuance under the 2013 Plan by 2,500,000 Shares. The term of the amended 2013 Plan will expire ten years after the date of the annual meeting, unless sooner terminated by the Board of Directors. Other than the increase in the number of shares authorized for issuance under the 2013 Plan reflected in the proposed Amendment and the extension of the term of the 2013 Plan, there are no other amendments to the 2013 Plan.

Share Increase

The 2013 Plan has served as an important part of our overall compensation program. The 2013 Plan enables us to grant equity-based compensation awards designed to provide an additional incentive for our employees, service providers and employees or service providers of our affiliates who are critical to the achievement of our long-term financial and strategic goals. We believe that the Amendment, which amends the 2013 Plan to authorize 2,500,000 additional shares of our common stock for issuance under the 2013 Plan, supports our ability to attract, motivate and retain the most competent and skilled employees, service providers and employees or service providers of our affiliates. Awards made under the 2013 Plan, including annual cash incentive awards and long-term incentive equity grants, are designed to align the individual interests of our employees with the interests of our stockholders and reward them for the creation of long-term stockholder value.

When first adopted, 1,550,000 shares were reserved for issuance under the 2013 Plan. Our shareholders approved an additional 650,000 shares under the 2013 Plan at the 2017 annual meeting of shareholders. As of the record date, 549,000 shares remained available for grant under the 2013 Plan, which is our only plan under which equity awards can currently be made to employee, affiliates and directors. We believe that the number of shares currently available for issuance under the 2013 Plan may not be sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in this proposal will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance of awards under the 2013 Plan. As a result, the Compensation Committee has approved the Amendment, subject to the approval of our stockholders at the Annual Meeting.

In making the recommendation to increase the 2013 Plan’s share reserve by an additional 2,500,000 shares, we considered a number of factors, including:

Importance of Long-Term Equity Incentives. Long-term equity incentives are an important component of our compensation program, motivating employees, service providers and employees or service providers of our affiliates to make decisions that focus on creating long-term value for stockholders, aligning executives’ interests with the interests of stockholders and serving as an effective employment recruitment and retention tool.

Expected Duration. We expect that the shares available for future awards, including the additional shares if this proposal is approved by our stockholders, will be sufficient for currently-anticipated awards under the 2013 Plan for the next three years. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the 2013 Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Text of the Amendment

The first paragraph of Article VI, Section 6.02 of the 2013 Plan would be revised as follows:

“6.02     Aggregate Limit

The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is 4,700,000 shares of Common Stock.”

In addition, Article XXIV of the 2013 Plan would be revised as follows:

“No Award may be granted under this Plan on and after February 8, 2028, which is ten (10) years following the effective date of the amendment of the 2013 Plan. Awards granted before that date shall remain valid in accordance with their terms.”

Summary of the 2013 Plan

The material terms of the 2013 Plan are summarized below.

Summary of the material terms of the 2013 Plan

Purpose. We established the 2013 Plan to assist the Company and its affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its affiliates by aligning their interests with those of the Company and its stockholders. The 2013 Plan is intended to permit the grant of stock options (both incentive stock options, or ISOs, and non-qualified stock options, or NQSOs, or, collectively Options), stock appreciation rights, or SARs, Restricted Stock Awards, restricted stock units, or RSUs, Incentive Awards, Stock Based Awards and Dividend Equivalents.

Administration. The 2013 Plan is administered by our Compensation Committee, who has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the 2013 Plan) as it may consider appropriate. Our Compensation Committee may act through subcommittees or, with respect to awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and who are not members of our Board or the Board of Directors of our Affiliates (as defined in the 2013 Plan), delegate to one or more officers all or part of its duties with respect to such awards. Our Compensation Committee may, at its discretion, accelerate the time at which any award may be exercised, become transferable or nonforfeitable or become earned and settled, including without limitation (i) in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control (as defined in the 2013 Plan).

Eligibility. Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the 2013 Plan), and nonemployee members of our Board or of any Board of Directors of our Affiliates is eligible to receive an award under the 2013 Plan.

Authorized Shares. Under the 2013 Plan, we may issue a maximum aggregate of 2,200,000 shares of our common stock (4,700,000 shares of common stock if the stockholders approve the Amendment to the 2013 Plan), all of which may be issued pursuant to Options, SARs, Restricted Stock Awards, RSUs, Incentive Awards, Stock-Based Awards or Dividend Equivalents. Each share issued in connection with an award will reduce the number of shares available under the 2013 Plan by one. Except as otherwise provided in the 2013 Plan, (i) any shares of common stock subject to an award granted under the 2013 Plan which terminates by expiration, forfeiture, cancellation or otherwise, which is settled in cash in lieu of common stock or which is exchanged, with the Committee’s permission, for awards granted under the 2013 Plan not involving shares of common stock, (ii) shares of common stock not issued or delivered as a result of the net exercise or settlement of an outstanding award granted under the 2013 Plan, (iii) shares of common stock tendered to pay the exercise or purchase price or withholding taxes relating to an outstanding award granted under the 2013 Plan, (iv) shares of common stock repurchased on the open market with the proceeds of the exercise or purchase price of an award granted under the 2013 Plan, and (v) shares of common stock under a stock-settled SAR that are not actually issued in connection with settlement of the stock-settled SAR, shall all again be available for awards under the 2013 Plan.

Written Agreements. All awards granted under the 2013 Plan will be governed by separate written agreements between the participants and us. The written agreements will specify the terms and conditions of the particular awards.

Transferability. Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. However, the Compensation Committee may provide that awards, other than ISOs or a Corresponding SAR (as defined below) that is related to an ISO, may be transferred by a participant to immediate family members or trust or other entities on behalf of the participant and/or family members. Any such transfer will be permitted only if (i) the participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the participant, except that such transferee may only transfer the award by will or the laws of descent and distribution.

Maximum Award Period. No award shall be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a Ten Percent Stockholder (as defined in the 2013 Plan) or a corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Compliance with Applicable Law. No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which we are a party, and the rules of all domestic stock exchanges on which our shares may be listed.

Payment. The exercise or purchase price of an award, and any taxes required to be withheld with respect to an award, may be paid in cash or, if the written agreement so provides, the Compensation Committee may allow a participant to pay all or part of the exercise or purchase price, and any required withholding taxes, by tendering shares of our common stock, through a broker-assisted cashless exercise, by means of “net exercise” procedure, or any other specified medium of payment.

Stockholder Rights. No participant shall have any rights as our stockholder as a result of issuance of an award until the award is settled by the issuance of common stock (other than a Restricted Stock Award or RSUs for which certain stockholder rights may be granted).

Forfeiture Provisions. Awards do not confer upon any individual any right to continue in our employ or service or in the employ or service of our Affiliates. Except as otherwise specifically provided in an applicable written agreement, all rights to any award that a participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the participant with respect to any award and the award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the participant is discharged from employment or service with the Company or any affiliate for Cause (as defined in the 2013 Plan).

Types of Awards

Options. Both ISOs and NQSOs may be granted under the 2013 Plan. Our Compensation Committee determines the eligible individuals to whom grants of Options will be made, the number of shares subject to each option, the exercise price per share, the time or times at which the option may be exercised, whether any performance or other conditions must be satisfied before a participant may exercise an option, the method of payment by the participant, the method of delivery of shares to a participant, whether the Option is an ISO or a NQSO, and all other terms and conditions of the award. However, the exercise price of an Option may not be less than the fair market value of a share of common stock on the date the Option is granted. No participant may be granted ISOs that are first exercisable in any calendar year for shares of common stock having an aggregate fair value (determined on the date of grant) that exceeds $100,000. If this limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as NQSOs. With respect to an ISO granted to a participant who is a Ten Percent Stockholder, the exercise price per share may not be less than 110 percent of the fair market value of the common stock on the date the Option is granted. At the Compensation Committee’s discretion, an Option may be granted with or without a Corresponding SAR.

SARs. A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of common stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem award expires with respect to the number of shares being exercised. The Compensation Committee is authorized to determine the eligible individuals to whom grants of SARs will be made, the number of shares of common stock covered by the grant, the time or times at which a SAR may be exercised and all other terms and conditions of the SAR. However, no participant may be granted Corresponding SARs that are related to ISOs which are first exercisable in any calendar year for shares of common stock having an aggregate fair market value (determined on the date of grant) that exceeds $100,000.

Restricted Stock Awards and RSUs. A Restricted Stock Award is the grant or sale of shares of common stock, which may be subject to forfeiture for a period of time or subject to certain conditions. An RSU entitles the participant to receive, upon vesting, shares of our common stock. We will deliver to the participant one share of common stock for each RSU that becomes earned and payable. With regard to Restricted Stock Awards, the Compensation Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants, the purchase price, if any, to be paid for each share subject to the award of restricted stock, the time or times at which the restrictions will terminate, and all other terms and conditions of the restricted stock. With regards to RSUs, the Compensation Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants and the vesting conditions entitling a participant to settlement of the RSUs.

Incentive Awards. An Incentive Award entitles the participant to receive cash or common stock when certain conditions are met. The Compensation Committee has the authority to determine the eligible individuals to whom grants will be made and all other terms and conditions of the Incentive Award.

Stock-Based Awards. Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of common stock, including awards convertible or exchangeable into shares of common stock (or the cash value thereof) and common stock purchase rights and awards valued by reference to the fair market value of our common stock. The Compensation Committee has the authority to determine the eligible individuals to whom grants will be made and all other terms and conditions of Stock-Based Awards. However, the purchase price for the common stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of a share of common stock as of the date the award is granted. Cash awards, as an element of or supplement to any other award under the 2013 Plan, may also be granted.

Our Compensation Committee is also authorized under the 2013 Plan to grant shares of common stock as a bonus, or to grant shares of common stock or other awards in lieu of any of our obligations or of our affiliates to pay cash or to deliver other property under the 2013 Plan or under any other of our plans or compensatory arrangements or any of our affiliates.

Dividend Equivalents. Our Compensation Committee may also grant Dividend Equivalents under the 2013 Plan. A Dividend Equivalent is an award that entitles the participant to receive cash, shares of our common stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our common stock. The Compensation Committee is authorized to determine the eligible individuals to whom grants will be made and all other terms and conditions of the Dividend Equivalents. However, no Dividend Equivalents may be awarded with an Option, SAR or Stock-Based Award in the nature of purchase rights.

Material Terms of Performance-Based Compensation

Awards that are paid to our Named Executive Officers are subject to the tax deduction limitations of Section 162(m) of the Code. At the time the 2013 Plan was first adopted, the limitations of Section 162(m) of the Code did not apply to performance-based compensation that met certain requirements, including stockholder approval of the eligibility requirements, business criteria for performance goals and individual award limits. The performance-based compensation exception was removed from Section 162(m) of the Code by the recent tax legislation, but the Compensation Committee has decided to maintain the existing performance-based compensation provisions included in the 2013 Plan.

Award Limits. In any consecutive rolling 36-month period, no participant may be granted awards that relate to more than 600,000 shares of our common stock. For these purposes, an Option and its corresponding SAR will be counted as a single award. For any award stated with reference to a specific dollar limit, the maximum amount payable with respect to any consecutive rolling 36-month performance period to any one participant is $2,000,000 (pro-rated up or down for performance periods greater or less than 12 months). Award limits that are expressed as a number of shares are subject to the adjustment provisions of the 2013 Plan as described below.

Performance Criteria. Our Compensation Committee has the discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable and payable. Performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. The form of the performance conditions also may be measured on a company, affiliate, division, business unit or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. The 2013 Plan contains specific performance conditions that could be used for awards that were intended to qualify for the “qualified performance-based compensation” exception to Section 162(m) of the Code. Because the 162(m) exemption recently was repealed, our Compensation Committee may grant an award that is subject to the achievement or satisfaction of performance conditions that are not set forth in the 2013 Plan.

Our Compensation Committee has the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an award will become vested, exercisable or payable. The Compensation Committee has the authority to adjust goals and awards in the manner set forth in the 2013 Plan.

Change in Control. In the event of a “Change in Control” (as defined in the 2013 Plan) and, with respect to awards that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, and such awards, 409A Awards, only to the extent permitted by Section 409A of the Code, our Compensation Committee in its discretion may, on a participant-by-participant basis:

(a) declare that some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the 2013 Plan, whether or not then exercisable, shall terminate without any payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, provided the Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights for at least seven (7) days before such date to the extent then exercisable (or to the extent such Options, SARs or Other Stock-Based Awards in the nature of purchase rights would have become exercisable as of the Control Change Date),

(b) terminate outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the 2013 Plan that are not then nonforfeitable and transferable or earned and payable without any payment to the holder of the Restricted Stock Award, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents, other than the return, if any, of the purchase price of any such awards,

(c) terminate some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the 2013 Plan, whether or not then exercisable, in consideration of payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, with respect to each share of our common stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Control Change Date), of the excess, if any, of the fair market value on such date of the common stock subject to such portion of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights over the purchase price or Initial Value, as applicable (provided that any portion of such Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Control Change Date, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the fair market value of the common stock subject to the Options, SARs and Other Stock-Based Awards in the nature of purchase rights does not exceed the purchase price or Initial Value, as applicable, shall be cancelled without any payment therefor),

(d) terminate outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the date of the Change in Control (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the date of the Change in Control) in exchange for a payment equal to the excess of the fair market value of the shares of our common stock subject to such awards, or the amount of cash payable under the awards, over any unpaid purchase price, if any, for such awards (provided that any portion of such awards that are not then nonforfeitable and transferable or earned and payable as of the date of the Change in Control (and that will not become nonforfeitable and transferable or earned and payable as of the date of the Change in Control) shall be cancelled without any payment therefor), or

(e) take such other actions as the Committee determines to be reasonable under the circumstances to permit the participant to realize the value of the outstanding awards (which fair market value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the date of the Change in Control (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the date of the Change in Control) or with respect to which the fair market value of the common stock subject to the awards does not exceed the purchase price or initial value, as applicable, shall be deemed to be zero). Outstanding awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control except as otherwise provided in the applicable agreement.

Amendment and Termination. The 2013 Plan expires 10 years after its effective date, unless terminated earlier by our Board. Pursuant to the Amendment, the 2013 Plan would expire 10 years after the annual meeting. Any award that is outstanding as of the date the 2013 Plan expires will continue in force according to the terms set out in the award agreement. Our Board may terminate, amend or modify the 2013 Plan at any time. However, stockholder approval may be required for certain types of amendments under applicable law or regulatory authority.

An amendment will be contingent on approval of our stockholders, to the extent required by law, by the rules of any stock exchange on which our securities are then traded.

Material U.S. Federal Income Tax Consequences of Awards under the 2013 Plan

The following discussion summarizes the principal federal income tax consequences associated with awards under the 2013 Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the common stock over the exercise price will be included for alternative minimum tax purposes). A participant will recognize taxable income when he or she disposes of the shares of common stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of common stock. A participant’s tax basis in the common stock generally will be the amount the participant paid for the stock. If the common stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the common stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of common stock. We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of common stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the common stock acquired over the exercise price. A participant’s tax basis in the common stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of common stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards and RSUs. With regard to Restricted Stock Awards, a participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the common stock on such date over the price, if any, paid for the stock. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. With regard to RSUs, the participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the common stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Incentive Awards. A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the common stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes, subject to the deduction conditions and limits applicable under Section 162(m) of the Code.

Stock-Based Awards. A participant will recognize ordinary income on receipt of cash or shares of common stock paid with respect to a Stock-Based Award. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents. A participant will recognize as ordinary income the amount of cash and the fair market value of any common stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions. Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. We consider the impact of Section 162(m) when developing and implementing our executive compensation programs. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals.

Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

Other Tax Rules. The 2013 Plan is designed to enable our Compensation Committee to structure awards that will not be subject to Section 409A of the Code, which imposes certain restrictions and requirements on deferred compensation. However, our Compensation Committee may grant awards that are subject to Section 409A of the Code. In that case, the terms of such 409A Award will be (a) subject to the deferral requirements of Section 409A of the Code; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A of the Code. Our Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Section 409A of the Code. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the 2013 Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Section 409A of the Code.

New Plan Benefits

Future benefits that will be awarded or paid under the 2013 Plan are not currently determinable. Awards granted under the 2013 Plan are within the discretion of the Compensation Committee, and future awards and the individuals who may receive them have not been determined. The following table sets forth the number of stock options and restricted stock awards that have been granted under the 2013 Plan to our Named Executive Officers and the other individuals and groups indicated, as of the record date, December 26, 2017. The closing price of our common stock on such date was $2.94.

Name and Position	Stock Options	Restricted Stock Units
Michael Mullen, President & Chief Executive Officer	0	0
Robert Fagenson, Former Chief Executive Officer	150,000	0
Glenn C. Worman, COO, CFO and EVP	0	125,000
Alan B. Levin, Former Chief Financial Officer	0	0

All Current Executive Officers as a Group	0	125,000
All Employees as a Group (Including Officers who are not Executive Officers)	96,000	500,000
All Non-Executive Directors as a Group(1)	0	0

___________

(1) The Company did not grant any equity awards to the non-employee directors in fiscal year 2017. The Board of Directors intends to issue grants to the non-employee directors in fiscal year 2018. See the discussion of our director compensation program under “Director Compensation” on page 22 of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2013 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE BY 2,500,000. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE APPROVAL OF THE AMENDMENT.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of September 30, 2017 with respect to compensation plans under which equity securities of our company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	$1,651,000	$6.72	$549,000
Equity compensation plans not approved by security holders (2)	$805,000	$5.50	$--
Total	$2,456,000	$6.54	$549,000

(1)	Consists of 1,651,000 awards issued under our 2013 Omnibus Incentive Plan.
(2)

Reflects options to purchase 180,000 shares of our common stock granted to Mr. Worman and 625,000 restricted stock units granted to Mr. Mullen. Grants for Mr. Worman and Mr. Mullen were inducement grants for initial employment.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2017 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: National Holdings Corporation, 200 Vesey Street, 25th Floor, New York, NY 10281, Attn: Glenn C. Worman. You may also contact us at (212) 417-8000.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2019 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, John C. DeSena, at 200 Vesey Street, 25th Floor, New York, NY 10281, no later than October 1, 2018. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to John C. DeSena, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than April 1, 2017, and no later than May 1, 2017. If a stockholder fails to provide timely notice of a proposal to be presented at our 2018 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, delivered to you together with this proxy statement, is hereby incorporated by reference.

APPENDIX A:

THIRD AMENDMENT TO THE

NATIONAL HOLDINGS CORPORATION 2013 OMNIBUS INCENTIVE PLAN

THIS THIRD AMENDMENT (this “Third Amendment”) to the National Holdings Corporation 2013 Omnibus Incentive Plan, as amended (the “Plan”), is hereby adopted this 26th day of December, 2017, by the Board of Directors (the “Board”) of National Holdings Corporation, a Delaware corporation (the “Company”).

W I T N E S E T H:

WHEREAS, the Company adopted the Plan, effective as of March 4, 2013, to permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and incentive awards to eligible employees and other service providers of the Company and its Affiliates (as defined in the Plan); and

WHEREAS, the Company adopted the First Amendment to the Plan, effective as of July 26, 2013, to permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and incentive awards to eligible employees and other service providers of the Company and its Affiliates (as defined in the Plan); and

WHEREAS, the Company adopted the Second Amendment to the Plan, effective as of January 26, 2017, to increase the number of shares which may be subject to awards under the Plan by 650,000; and

WHEREAS, pursuant to ARTICLE XXI of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended to read as follows:

1.     Article VI, Section 6.02 of the Plan is hereby amended by increasing the share references in such section from 2,200,000 to 4,700,000, by restating the first sentence thereof, to read as follows:

“6.02     Aggregate Limit

The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is 4,700,000 shares of Common Stock.”

2.     Article XXIV of the Plan is hereby amended by increasing the term of the Plan for ten years by restating Article XXIV as follows:

“No Award may be granted under this Plan on and after February 8, 2028, which is ten (10) years following the effective date of the amendment of the 2013 Plan. Awards granted before that date shall remain valid in accordance with their terms.”

3.     Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Second Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan, as adopted by the Board on December 26, 2017, and approved by the Company’s stockholders on February 8, 2018.

NATIONAL HOLDINGS CORPORATION

By:

Its:

A-1

national
Holdings Corporation

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard Time, on February 8, 2017.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/NHLD**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors of the Company recommends a vote FOR the listed nominees, FOR Proposal 2 and FOR Proposal 3.

Nominee	For	Withhold
01 - Robert Fagenson	☐	☐
02 - Michael E. Singer	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 5 9 8 2 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02QERE

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2018.

The Proxy Statement and Form of Proxy are available at
www.envisionreports.com/NHLD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

national
Holdings Corporation

Proxy — National Holdings Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL HOLDINGS CORPORATION

The undersigned stockholder of National Holdings Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Michael Mullen and Glenn C. Worman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 8, 2018 at 10:00 A.M. at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 and at any adjournments thereof, with respect to the matters specified on the reverse side.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

national
Holdings Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Election of Directors — The Board of Directors of the Company recommends a vote FOR the listed nominees, FOR Proposal 2 and FOR Proposal 3.**

+

	For	Withhold		For	Withhold
01 - Robert Fagenson	☐	☐	02 - Michael E. Singer	☐	☐

B **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 5 9 8 2 9 2 +

02QESE

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2018.

The Proxy Statement and Form of Proxy are available at
www.edocumentview.com/NHLD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

national
Holdings Corporation

Proxy — National Holdings Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL HOLDINGS CORPORATION

The undersigned stockholder of National Holdings Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Michael Mullen and Glenn C. Worman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 8, 2018 at 10:00 A.M. at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 and at any adjournments thereof, with respect to the matters specified on the reverse side.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.